                                                                   Exhibit 10


                              CREDIT LINE AGREEMENT


     Credit Line Agreement, dated as of June 25, 1997, by and between BankBoston, N.A. (formerly known as The First National Bank of Boston), a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank"), and Dynatech Corporation, a Massachusetts corporation, with its principal place of business at Three New England Executive Park, Burlington, Massachusetts 01803 (the "Borrower").

     WHEREAS, the Borrower desires to enter into this Agreement so that it may borrow funds from the Bank for general working capital and corporate purposes;

     WHEREAS, the Bank is willing to advance funds to the Borrower from time to time on a demand discretionary basis on the terms set forth below;

     NOW THEREFORE, the parties hereto agree as follows:

     [SEC]1. DEFINITIONS. As used herein, the following terms shall have the meanings assigned to them below:

     "Advance Request" has the meaning specified in [SEC]3.1 hereof.

     "Agreement" means this Credit Line Agreement, including the Schedules hereto.

     "Articles of Organization" means the Articles of Organization of the Borrower, dated November 21, 1968, with all amendments thereto.


     "Bank" has the meaning specified in the introductory paragraph hereof.

     "Borrower" has the meaning specified in the introductory paragraph hereof.

     "Domestic Business Day" means a day on which commercial banks are open for the purpose of transacting business in Boston, Massachusetts.

     "Domestic Lending Office" means, initially, the office of the Bank designated as such on SCHEDULE 1 attached hereto; thereafter, such other office of the Bank, if any, located in the United States that shall be making or maintaining M/M Rate Advances.

     "Federal Funds Effective Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic

Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Domestic Business Day, the average of the quotations for such day on such transactions received by the Bank from three (3) funds brokers of recognized standing selected by the Bank.

     "Interest Period" means, with respect to each M/M Rate Advance, the period commencing on the date such M/M Rate Advance, as the case may be, is made and ending not more than thirty (30) days thereafter; PROVIDED that:

            (i) any Interest Period with respect to a M/M Rate Advance which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

            (ii) any Interest Period with respect to any M/M Rate Advance which would otherwise end after either the Termination Date or the making of demand by the Bank for the repayment of such M/M Rate Advance shall end on the Termination Date or the date of demand, as the case may be.

     "Line of Credit" has the meaning specified in [SEC]2 hereof.

     "Loan Account" has the meaning specified in [SEC]3.6 hereof.

     "Maximum Amount" has the meaning specified in [SEC]2 hereof.

     "M/M Rate Advance" means any advance upon which interest will accrue based on the Money Market Rate as set forth in [SEC]3.3 hereof.

     "Money Market Rate" means the fixed rate of interest quoted by the Bank on the first day of any Interest Period which rate the Bank is willing to charge with respect to a M/M Rate Advance to be made by the Bank during such Interest Period.

     "Obligations" means all of the obligations (whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising) of the Borrower to the Bank hereunder.

     "Regulation U" means Regulation U of the Board of Governors of the U.S. Federal Reserve System, as in effect from time to time.

     "Revolver Agreement" means that certain Revolving Credit Agreement dated as of April 29, 1997 by and among the Borrower, BankBoston, N.A. and certain other lending institutions party thereto, and BankBoston, N.A. and Mellon Bank, N.A. as agents for such banks, as the same may be amended, restated, modified and supplemented from time to time, and, in the event the same ceases to exist prior to the expiration of this Agreement, in such form as such agreement existed immediately prior to its expiration.

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                                      -3-


     "Termination Date" means June __, 1998.

     [SEC]2. The Credit
             ----------

     [SEC]2.1 CREDIT LINE. Subject to the terms and conditions of this Agreement, the Bank agrees to make available to the Borrower a line of credit (a "Line of Credit") under which the Bank may from time to time in its sole and absolute discretion make M/M Rate Advances to the Borrower. The maximum principal amount of all M/M Rate Advances outstanding at any particular time under the Borrower's Line of Credit shall not exceed $30,000,000.

As used herein, the term "Maximum Amount" means, at any particular time, the maximum amount that the Borrower is permitted to borrow at such time in accordance with the provisions of the preceding sentence.

     [SEC]3. Advances.
             --------

     [SEC]3.1. PROCEDURAL REQUIREMENTS. All M/M Rate Advances shall be requested and funded in accordance with the procedures set forth below. Each request for a M/M Rate Advance shall be referred to as an "Advance Request".

     [SEC]3.1.1. ADVANCE REQUESTS. In the event the Borrower desires to borrow any M/M Rate Advance, the Borrower may request by telephone (a "Rate Request") that the Bank on any Business Day give the Borrower a firm quotation of the Money Market Rate which would be applicable to a M/M Rate Advance to be made on such day for an Interest Period commencing on the date of such Rate Request. Each Rate Request shall (a) specify the aggregate principal amount of the M/M Rate Advance to which such rate quotation would apply (which shall be in integral multiples of $100,000), (b) the Interest Period being requested for such M/M Rate Advance and (c) be received by the Bank not later than 11:00 a.m., Boston time, on such day. At or before 12:00 noon, Boston time, the Bank shall notify the Borrower by telephone, telex or telecopier of the Money Market Rate which would apply to such M/M Rate Advance; PROVIDED, HOWEVER, that the Bank may, in its sole and absolute discretion, decline to give any such quotation. Such rate quotation shall remain in effect for one hour on such day. If the Borrower wishes to accept the rate quotation from the Bank, and thereby request such M/M Rate Advance, the Borrower shall give the Bank written notice of acceptance (a "M/M Rate Acceptance"), no later than the expiration of such one hour period. Each M/M Rate Acceptance may be given by telex or telecopier (confirmed by letter), and shall confirm the Borrower's acceptance of such rate quotation and the aggregate principal amount of the M/M Rate Advance requested. Each Advance Request made by the Borrower shall

     (a) obligate the Borrower to borrow the principal amount of the M/M Rate Advance requested thereby; and

     (b) constitute a representation and warranty by the Borrower to the Bank that (i) the M/M Rate Advance requested thereby (A) is permitted under the Borrower's
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                                      -4-


Articles of Organization and by-laws, in each case as then in effect
(B) will not, when made, cause the aggregate indebtedness of the Borrower hereunder to exceed the Maximum Amount then in effect, and (C) will be used by the Borrower only in accordance with the provisions of [SEC]3.7 hereof, and (ii) all of the representations and warranties of the Borrower contained in [SEC]4 hereof are true and correct on and as of the date of such Advance Request (and, if applicable, M/M Rate Acceptance) and the date of such M/M Rate Advance as though made on and as of such dates.

     An Advance Request made by the Borrower shall be valid if given by an officer or other agent of the Borrower identified as being an officer or agent authorized by the Borrower to give such notices in a certificate executed by the Clerk or Assistant Clerk of the Borrower and delivered to the Bank. The Bank is authorized to accept any telephonic Advance Requests or Rate Requests if, in good faith, it believes them to have been given by such an authorized person, and the Borrower shall be obligated to borrow the amount of the M/M Rate Advance requested thereby and repay all such M/M Rate Advances made by the Bank. Any Advance Request or Rate Request made by an officer or other agent of the Borrower identified as being an officer or agent authorized by the Borrower shall be binding upon the Borrower until such time as the Bank has received written notification from the Borrower in the form of a certificate executed by the Clerk or Assistant Clerk of the Borrower and delivered to the Bank that such officer or agent, as the case may be, is no longer authorized by the Borrower to give such notices

     [SEC]3.1.2. FUNDING THE ADVANCES. If a M/M Rate Advance has been requested by the Borrower pursuant to [SEC]3.1.1. hereof, and the Borrower has delivered to the Bank all of the documents required to be delivered prior to such M/M Rate Advance pursuant to [SEC]6 hereof, the Bank may, in its sole and absolute discretion, make such M/M Rate Advance to the Borrower. Each M/M Rate Advance made by the Bank to the Borrower shall be deposited or wired at the Borrower's expense IN accordance with the wiring instructions set forth in Schedule 3.1.2 hereto, as amended and in effect from time to time, to the Borrower's account maintained with the Bank.

     [SEC]3.1.3. LIMIT ON ADVANCES. No advance shall be made if the Interest Period therefor would end after the Termination Date.

     [SEC]3.2. REPAYMENT OF ADVANCES. The principal amount of each M/M Rate Advance shall be repaid by the Borrower upon the earlier of (a) thirty (30) days (or such lesser period chosen by the Borrower when such M/M Rate Advance is made) after the date such M/M Rate Advance is made to the Borrower pursuant to [SEC]3.1.2, (b) demand by the Bank, or (c) termination of the Borrower's Line of Credit pursuant to [SEC]3.9 hereof. All M/M Rate Advances, together with all accrued interest thereon and any and all other amounts payable hereunder, shall become immediately and automatically due and payable, without demand, presentment, protest or notice of any kind, upon the insolvency, general assignment, receivership, bankruptcy or dissolution of the Borrower. The Borrower does hereby forever waive presentment, demand, protest, notice of nonpayment or dishonor in connection with this Agreement.

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                                      -5-


     [SEC]3.3. Interest.

     (a) Subject to [SEC]3.3(b) hereof, each M/M Rate Advance shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such M/M Rate Advance is made or continued through and including the earlier to occur of the maturity of such M/M Rate Advance or the last day of the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate. Such interest shall be payable in arrears for each Interest Period on the last day thereof.

     (b) Amounts overdue hereunder (including, without limitation, overdue principal, and, to the extent permitted by law, overdue interest, fees, charges and expenses) shall bear interest until paid in full (after as well as before judgment) at a rate equal to the sum of two percent (2%) above the otherwise applicable interest rate hereunder.

     [SEC]3.4. Prepayments. Subject to [SEC]3.10, M/M Rate Advances made hereunder may be prepaid on any Domestic Business Day. If at any time during the term hereof the total outstanding principal amount of all M/M Rate Advances made to the Borrower hereunder exceeds the Maximum Amount then in effect, the Borrower shall immediately repay to the Bank the amount of such excess. As provided in [SEC]3.10, the Borrower shall indemnify the Bank for any and all reasonable fees, expenses, penalties or other breakage costs associated with the prepayment or repayment of any M/M Rate Advance other than on the last day of the Interest Period with respect thereto.

     [SEC]3.5. Repayment; Loan Accounts. The Borrower promises to pay upon the earlier of (a) thirty (30) days (or such lesser period chosen by the Borrower when such M/M Rate Advance is made) after the date such M/M Rate Advance is made to the Borrower pursuant to [SEC]3.1.2, (b) demand by the Bank, or (c) termination of the Borrower's Line of Credit pursuant to [SEC]3.9 hereof, and there shall become absolutely due and payable on such date, all of the M/M Rate Advances outstanding on such date, together with any and all accrued and unpaid interest thereon. The Bank will maintain a separate account on its books for the Borrower (a "Loan Account") on which will be recorded, in accordance with the Bank's customary accounting practice, (a) all M/M Rate Advances made by the Bank to the Borrower, (b) all payments of such M/M Rate Advances made to the Bank, and (c) all other charges and expenses properly chargeable to the Borrower hereunder. The debit balance of the Borrower's Loan Account shall reflect the amount of the Borrower's indebtedness from time to time to the Bank hereunder. Any written statement delivered by the Bank to the Borrower reflecting the amount of the Borrower's indebtedness as of any time shall, in the absence of manifest error, constitute prima facie evidence of the indebtedness of the Borrower to the Bank hereunder as of such time.

     [SEC]3.6. COMPUTATIONS AND PAYMENTS. All computations hereunder shall be computed on the basis of the actual number of days elapsed and a 360-day year. All payments shall be made to the Bank's Loan Department at the address specified on the first page hereof to the attention of Debra E. DelVecchio, Vice President, High Technology Division. Whenever any payment of principal of, or interest on, M/M Rate

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                                      -6-


Advances or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All payments by the Borrower hereunder shall be made in United States dollars without setoff or counterclaims and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder, the Borrower will pay to the Bank on the date on which such amount is due and payable hereunder such additional amount in United States dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes and other charges deducted from or paid with respect to payments made by the Borrower hereunder.

     [SEC]3.7. USE OF PROCEEDS. THE proceeds of each M/M Rate Advance made hereunder shall be used by the Borrower for working capital and general corporate purposes . No portion of any M/M Rate Advance is to be used for the purpose of purchasing or carrying any "margin stock" or "margin securities" as such terms are used in Regulations U and Regulations X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     [SEC]3.8. DISCRETIONARY DEMAND FACILITY. It is acknowledged and agreed by the Borrower with the Bank that the Bank has no obligation to make any M/M Rate Advance hereunder, and that the decision whether or not to make any M/M Rate Advance requested by the Borrower under its Line of Credit is within the sole and exclusive discretion of the Bank. It is further understood and agreed by the Borrower that, notwithstanding any provision hereof to the contrary, each M/M Rate Advance made by the Bank hereunder, and all interest and charges with respect thereto, shall be payable as provided in [SEC][SEC]3.2 and 3.3 hereof.

     [SEC]3.9. TERMINATION OF LINE OF CREDIT. The Bank shall have the right, in its sole and absolute discretion, to terminate the Borrower's Line of Credit upon written notice of termination from the Bank to the Borrower. The foregoing notwithstanding, the Line of Credit shall terminate automatically on the Termination Date.

     [SEC]3.10. INDEMNITY. The Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any loss, cost or expense that the Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any M/M Rate Advance as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its M/M Rate Advances M/M Rate Advances, (b) default by the Borrower in making a borrowing after the Borrower has given an Advance Request or M/M Rate Acceptance or (c) the making of any payment of a M/M Rate Advance on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such M/M Rate Advances. A certificate setting forth any additional amounts payable pursuant to this [SEC]3.10 and a brief explanation of such amounts which are due, submitted by the Bank to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

     [SEC]4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank as follows:

     (a) The Borrower is Massachusetts corporation, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is qualified to do business in every other jurisdiction where lack of such qualification would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Borrower, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (b) The execution, delivery and performance by the Borrower of this Agreement (i) are within its powers, (ii) have been duly authorized by all necessary action, and (iii) will not (A) contribute to or result in a breach of or default under or conflict with any existing applicable law, order, regulation or ruling of any governmental or regulatory agency or authority, or any order, writ, injunction or ruling of any court or other tribunal, or any indenture, lease, agreement, instrument or other undertaking to which the Borrower is a party or by which it or its property or assets may be bound or affected, or (B) result in the imposition of any liens or encumbrances on any property or assets of the Borrower, or (C) violate any provision of the Borrower's Articles of Organization or by-laws, as presently in effect.

     (c) This Agreement is a legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     (d) Except for approvals which the Borrower has obtained prior to the date hereof and which are set forth on SCHEDULE 4(d)(i) hereto, no authorization, approval, or other action by, and no notice to or filing with, any shareholder of the Borrower, creditor, or governmental or regulatory body, agency or authority is required for the due and valid execution, delivery and performance of this Agreement by the Borrower or the exercise by the Bank of its rights and remedies under this Agreement.

     (e) The Borrower is in compliance with all of the provisions of [SEC]5 hereof.

     (f) That each of the representations and warranties of the Borrower contained in [SEC]8.3 - 8.22 of the Revolver Agreement are incorporated herein by reference, with the intention that each of the representations contained in [SEC]8.3 - 8.22 of the Revolver Agreement shall have the same effect in this Agreement as if each such representation and warranty was set forth verbatim herein, are true as of the date as of which they were made and shall also be true at or as of the time of the making of any

M/M Rate Advance, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement or the Revolver Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representation and warranties relate expressly to an earlier date).

     [SEC]5. Covenants
             ---------

     [SEC]5.1. Covenants in Effect until Termination of Agreement. Until all of the Obligations have been performed in full and this Line of Credit has been terminated as provided herein, the Borrower covenants that it will, and where applicable cause each of its Subsidiaries to, perform, comply with and observe each and every affirmative covenants contained in [SEC][SEC]9.2 - 9.12 and 9.14, of the Revolver Agreement. The foregoing covenant in this [SEC]5.1 is made in this Agreement by the Borrower to the Bank with the intention that each covenant contained in [SEC][SEC]9.2 - 9.12 and 9.14 of the Revolver Agreement shall have the same effect in this Agreement as if each such covenant was set forth verbatim herein. The foregoing covenant in this [SEC]5.1 shall survive termination, cancellation, or recession of the Revolver Agreement and shall not be affected by the termination, cancellation or recession of the Revolver Agreement.

     [SEC]5.2. Covenants in Effect While Advances Are Outstanding. The Borrower covenants that, so long as any principal of or interest on any M/M Rate Advance made to it hereunder is outstanding:

     (a) It will not permit the aggregate outstanding principal amount of all M/M Rate Advances made to it hereunder to exceed at any particular time the Maximum Amount in effect at such time.

     (b) It will not, so long as any M/M Rate Advance is outstanding hereunder, create or permit to exist any encumbrance or lien in favor of any person or entity other than the Bank upon any of the Borrower's assets other than encumbrances permitted pursuant to the Revolver Agreement.

     (c) It will not create, incur, permit to exist, or be or remain liable for any indebtedness, other than indebtedness owed to the Bank hereunder and indebtedness permitted by the Revolver Agreement.

     (d) It will notify the Bank promptly of (i) any material change in its method of business and (ii) the occurrence of any event which would make any of the representations and warranties contained herein, or in any document, instrument or certificate delivered in connection herewith, untrue or inaccurate in any material respect.

     [SEC]6. DOCUMENTS TO BE DELIVERED AT SIGNING. The Borrower shall deliver to the Bank simultaneously with the signing of this Agreement the following documents (and this Agreement shall not become effective until such time as the Bank receives the following or waives the delivery requirement in writing):


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                                      -9-


     (a) a Clerk or Assistant Clerk's Certificate certifying that no changes have occurred to the Borrower's Articles of Organization and by-laws since the date previously delivered to the Bank pursuant to the Revolver Agreement;

     (b) copies, certified as of a recent date by the Clerk of the Borrower, of all resolutions of the Borrower's Board of Directors authorizing this Agreement and the transactions contemplated hereby;

     (c) an incumbency certificate, executed by the Clerk of the Borrower, setting forth the names and specimen signatures of each person authorized to request Advances, give notices, sign or act on behalf of the Borrower in connection with the transactions contemplated hereby; and

     (d) certificate of the Secretary of State of the Commonwealth of Massachusetts as to the legal existence and good standing of the Borrower.

     [SEC]7. Change in Circumstances.
             -----------------------

     [SEC]7.1. INCREASED COST AND REDUCTION OF RETURN. (a) If any change in any existing applicable law, rule or regulation, or any new law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Domestic Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith:

            (i) shall subject the Bank (or its Domestic Lending Office) to any tax, duty, levy, impost, fee, deduction, withholding of any nature or other charge with respect to its Advances, or shall change the basis of taxation of payments to any Bank (or its Domestic Lending Office) of the principal of or interest on its Advances or any other amounts due under this Agreement, in each case except for any tax on, or changes in the rate of tax on the overall net income of the Bank or its Domestic Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Domestic Lending Office is located; or

            (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, reserve, liquidity, capital adequacy, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Domestic Lending Office) or shall impose on the Bank (or its Domestic Lending Office) any other condition affecting its M/M Rate Advances;

and the result of any of the foregoing is to increase the cost to the Bank (or its Domestic Lending Office) of making, funding, issuing, renewing, extending or maintaining any M/M Rate Advance, or to reduce the amount of any sum received or receivable by the

Bank (or its Domestic Lending Office) under this Agreement with respect thereto, or require the Bank to make any payment or to forego any interest or other sum by an amount deemed by the Bank to be material, then, within fifteen (15) days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

     (b) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this [SEC]7. A certificate of the Bank claiming compensation under this [SEC]7 and setting forth the additional amount or amounts to be paid to it hereunder and THE calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

     [SEC]8. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits, balances or other sums credited by or due from the Bank to the Borrower may be, at any time or from time to time, set off and applied by the Bank, in such order as the Bank in its sole discretion may determine, against all or any part of the Obligations.

     [SEC]9. EXPENSES. (a) The Borrower shall pay to the Bank promptly upon demand all reasonable costs, fees, expenses and disbursements (including, without limitation, any taxes and legal and other professional fees) incurred by the Bank in connection with the preparation, negotiation, execution, amendment, administration and/or enforcement of this Agreement and the other documents and agreements referred to herein including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement.

     (b) The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Bank in connection with any investigative, administrative or judicial proceeding (whether or not the Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Advances hereunder, provided that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     [SEC]10. NOTICE. Except as otherwise expressly provided herein, all notices hereunder to any party shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, sent by overnight courier or sent by telegraph, telex, facsimile or telecopy and confirmed by delivery via courier or postal service, addressed to such party to the attention of the person specified in the following sentence at the address set forth on the first page hereof, or to such other person or address as such party may designate to the other party hereto by notice delivered in accordance with this [SEC]10. All NOTICES to the Borrower shall be addressed to the attention of the Chief Financial Officer at the Borrower, at Three New England Executive Park, Burlington, Massachusetts 01803, and all notices from the Borrower to the Bank shall be addressed to the attention of Debra E. DelVecchio, Vice President, 100 Federal Street, Boston, Massachusetts 02110. Any such notice sent by hand or by telegraph, telex or telecopy shall be deemed delivered to such party on the day such notice was sent; and any such notice mailed as set forth above shall be deemed delivered to such party two (2) Domestic Business Days after the posting thereof.

     [SEC]11. AMENDMENTS. Neither this Agreement nor any provision hereof may be modified or amended in any respect except by a statement in writing executed by the Bank and the Borrower.

     [SEC]12. ASSIGNMENT; PARTICIPATIONS. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank. The Borrower acknowledges and agrees that the Bank may assign or transfer, either directly or through loan participations, all or a portion of its rights and obligations hereunder to other persons or entities selected by the Bank in its sole discretion.

     [SEC]13. SECTION HEADINGS. The descriptive section headings on this Agreement have been inserted for ease of reference only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

     [SEC]14. COUNTERPARTS. This Agreement and the documents contemplated hereby may be executed simultaneously in any number of counterparts each of which when so executed and delivered shall be an original; but all of which shall together constitute but one and the same document.

     [SEC]15. SEPARABILITY. If any of the provisions of this Agreement or any instrument delivered hereunder or the application thereof to any party hereto or to any person or circumstances is held invalid, the remainder of this Agreement or such instrument and the application thereof to any party hereto or to any other person or circumstances shall not be affected thereby.

     [SEC]16. GOVERNING LAW; SUBMISSION TO JURISDICTION; CHOICE OF FORUM; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER ACTION BROUGHT BY THE BORROWER ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE BROUGHT IN THE COURTS OF THE

COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN, AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN CLAUSE (B) HEREOF. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT OR ANY COURT OR THAT A SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     (b) THE BORROWER, AS AN INDUCEMENT TO THE BANK TO ENTER INTO THIS AGREEMENT, HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION ARISING IN CONNECTION HEREUNDER.

     [SEC]17. ENTIRE AGREEMENT. This Agreement and the other documents contemplated hereby and executed in connection herewith express the entire understanding of the parties with respect to the transactions contemplated hereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date first written above.

                              BANKBOSTON, N.A.



                              By: Debra E. DelVecchio
                                  ---------------------------------
                              Title: Vice President


                              DYNATECH CORPORATION


                              By:
                                  ---------------------------------
                              Title:
                                     ------------------------------

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date first written above.

                              BANKBOSTON, N.A.



                              By:
                                  -----------------------------------------
                              Title:


                              DYNATECH CORPORATION


                              By: Allan M. Kline
                                  -----------------------------------------
                              Title: Allan M. Kline, Vice President,
                                     Chief Financial Officer, and Treasurer